                 REVOLVING CREDIT LOAN AGREEMENT
                 -------------------------------


     THIS REVOLVING CREDIT LOAN AGREEMENT is made on this 30th day of

December, 1998, by and between:

     UNI-MARTS, INC., a Delaware Corporation, organized and existing under the laws of the State of Delaware, and its subsidiary
     (hereinafter sometimes called "Borrower/s" or "Borrowers")

                               AND

     U. S. BANK, a state banking association (hereinafter sometimes called "Lender");


     NOW, THEREFORE, in consideration of the premises hereinafter contained, the parties hereto agree as follows:



             ARTICLE 1 - DEFINITIONS AND CONSTRUCTION
             ----------------------------------------

     Section 1.1.  The following words and terms shall have the meanings,

respectively, specified hereinbefore:

          (a)  Borrower/s: (see above)

          (b)  Borrowers: (see above)

          (c)  Lender:  (see above)

     Section 1.2.  In addition to other words and terms defined elsewhere in this Revolving Credit Loan Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires.

     "Advance" shall mean such amounts as Borrower/s may draw from time to time prior to the Termination Date under the Line established pursuant to this Agreement.  This shall mean any amount drawn or drafted against the Letter of Credit.



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
     "Affiliate" shall have the meaning ascribed to such term in Section

4.7.

     "Agreement" shall mean this Revolving Credit Loan Agreement as the same may from time to time be amended or supplemented.

     "Authorized Officers" shall mean the officers or agents of borrower/s listed in Exhibit "A" attached to this Agreement.

     "Availability Report" shall mean a report signed by Authorized

Officer setting forth the believed remaining balance on the line.

     "Banking Day" shall mean a day upon which the general banking office of Lender is open for business between 9:00 a.m. and 4:00 p.m.

     "Code" shall mean the Uniform Commercial Code as enacted in the

Commonwealth of Pennsylvania at Title 13 of the Pennsylvania Consolidated

Statutes.

     "Commitment Fee/s" shall mean a fee, payable in accordance with the following terms;

          (a)  0.50% of $7,000,000: one time fee; $5,000 paid upon the execution of the commitment letter and balance due at closing;

          (b)  0.75% of up to $3,000,000: annual fee regarding Letter of

Credit paid quarterly in arrears on the outstanding amount of the Letter of Credit; and

          (c)  0.25% of the average unused portion of the $7,000,000 Line of Credit calculated quarterly in arrears.

     "Commitment Letter" shall mean that certain letter between Borrower and Lender dated December 16, 1998 whereby Bank committed to this Loan and Borrower accepted the terms.

     "Confirmation" shall mean a written notice in the form set forth as

Exhibit B attached to this Agreement.

     "Debt" shall mean:

          (a) The principal, interest, and any other sums due or to become due under the Note and all renewals, extensions, or modifications of the Note;

          (b) All other sums, together with appropriate interest thereon, due or becoming due and payable by Debtor under this Agreement, the other Loan Documents, and any other agreements for security or otherwise executed by Borrowers to secure its indebtedness or performance described in this Agreement, including, but not limited to, fees, charges, costs, expenses, and reasonable attorneys' fees incurred under the Loan Documents;

          (c) The observance and performance by Borrower of all of its conditions, obligations, covenants, promises and agreements contained in this Agreement and the ot her Loan Documents; and

          (d) Such additional sum or sums or future advances, with interest thereon, together with all costs and expenses related thereto, as may be hereafter advanced by Lender to Borrower in accordance with this Agreement or any other Loan Document.

          (e) The additional sums either committed or advanced pursuant to the sublimit Letter of Credit.

     "ERISA" shall mean the Employee Retirement Income Security Act of

1974, as amended.

     "Event of Default" shall mean any one of the events enumerated in

Article 6.

     "Fiscal Year" shall mean Borrowers' accounting year.

     "GAAP" means generally accepted accounting principles.

     "IRC" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, including any amendments and successor provisions thereto.

     "Letter of Credit" shall mean an Irrevocable Letter of Credit in an amount up to $3,000,000 to be issued by Lender on behalf of Borrower to secure Borrower's workers' compensation obligations.  The Letter of credit will be subject to the limitations and conditions set forth herein and is a sublimit to the Maximum Drawable Amount.

     "Line" shall mean the revolving credit loan as set forth in Article

 2.

     "Loan Documents" shall mean this Agreement, the Commitment Letter,

the Note, the Security Agreement, the UCC-1 Financing Statements, any and

all documents contemplated under any of the foregoing and all statements and affidavits required by any of the Loan Documents.

     "Maximum Drawable Amount" shall mean $10,000,000.00, including the value of the sublimit Letter of Credit.

     "Note" shall mean the note entitled "Revolving Credit Note" of even date herewith evidencing Borrower's indebtedness, as the same may from time to time be amended or supplemented.  The Note shall contain certain

Interest Rate Reduction Criteria as set forth in the Note.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Plan" shall mean any employee pension plan maintained by Borrowers or any Affiliate.

     "Security Agreement" shall mean that certain Agreement whereby

Borrower gives to Lender a Security Interest as defined herein.

     "Security Interest" shall mean that certain First Priority security interest granted by Borrower to Lender in Borrower's accounts receivable and inventory and all associated rights and all cash and non-cash proceeds of the foregoing, including insurance proceeds.

     "Termination Date" shall mean December 31, 1999, or the annual anniversary date of this Agreement if renewed by Lender.  If the sublimit

Letter of Credit is issued by Bank, it may have a maturity date not to extend beyond June 30, 2000.

     "UCC-1 Financings Statements" shall mean the financing statements which the Lender may from time to time reasonably require in order to perfect its Security Interests in collateral described in this Agreement,

and the Security Agreement.

     Section 1.3.  In this Agreement (except as otherwise expressly provided for or unless the context otherwise requires), (i) the singular shall include the plural, and the plural shall include the singular, and defined terms may be used in the singular or the plural, (ii) the use of any gender (including male, female, and asexual) includes all other genders, (iii) the terms "hereof", "herein", "hereto", "hereby",

"hereunder" and "herewith" refer to this entire Agreement, (iv) the term

"hereafter" means after the date of execution of this Agreement, and the term "heretofore" means before the date of execution of this Agreement,

(v) each particular use of the term "hereinbefore" refers to all the agreement preceding that particular use of the term "hereinbefore", and each particular use of the term "hereinafter" refers to all of the

Agreement following that particular use of the term "hereinafter", (vi)

all references to particular Articles or Sections are references to the

Articles or Sections of this Agreement, (vii) all accounting terms used herein  and not specifically defined herein shall be construed in accordance with GAAP, (viii) time is of the essence hereunder, (ix) any time given herein shall be deemed to be prevailing time in Johnstown,

Pennsylvania, and (x) headings used herein are intended for convenience only and shall not affect the meaning or construction hereof.



                       ARTICLE 2 - ADVANCES
                       --------------------

     Section 2.1.  Subject to the terms and conditions of this Agreement,

prior to the Termination Date and so long as no Event of Default shall have occurred which remains uncured, Borrower may borrow, repay, and reborrow Advances as Borrower may from time to time request from Lender to and including the Maximum Drawable Amount, subject to the Letter of

Credit limits on Advances, and, provided, nonetheless, that Lender may,

in its sole discretion, from time to time, and at any time, elect not to make any Advances, any Advance, or any part of any Advance or Advances which will cause the aggregate outstanding amount of Advances to exceed the Maximum Drawable Amount and if any Event of Default has occurred and remains uncured.

     Section 2.2.  Borrower hereby authorizes Lender to make Advances for the benefit of Borrower as directed by Borrower, upon receipt of information as to the amount of the Advance requested and as to

Borrower's direction for payment thereof, which information shall be communicated to Lender by telephone from any one of the Authorized

Officers, and Borrower further agrees to confirm such telephone information by delivering on the date of such telephone information a

Confirmation and an Availability Report to Lender by first class mail and by telecopier transmission.  Any request for an Advance, by whatever means communicated to Lender, which is received by Lender after 1:00 p.m.

on any day and/or on a day which is not a Banking Day, shall be deemed received on the first Banking Day thereafter.

     Section 2.3.  Advances may only be made to Borrower.

     Section 2.4.  The Advances shall be evidenced as provided in the

Note and in the Agreement.

     Section 2.5.  The Advances shall be repaid, and interest on the

Advances shall accrue and be repaid, as provided in the Note.

     Section 2.6.  Advances may at Borrower's election be repaid, in whole or in part, at any time and from time to time prior to the

Termination Date (unless the Note matures prior to the Termination Date,

whether by acceleration or otherwise), upon payment to Lender from

Borrower or any other service.  Any repayment, by whatever means forwarded to Lender, which is received by Lender after 1:00 p.m. on any day and/or on a day which is not a Banking Day, shall be deemed received on the first Banking Day thereafter.

     Section 2.7.  All payments of principal and/or interest on the Note shall be made in immediately available funds, or by wire, at the Main

Office of Lender, Main and Franklin Streets, Johnstown, Pennsylvania,

prior to 1:00 p.m. on the date due; funds which are immediately available to Lender and which are received after that time shall be deemed to have been received by Lender on the first Banking Day thereafter; and funds which are received on any day and which are not immediately available to Lender shall be deemed received by Lender on the earliest Banking Day thereafter upon which such funds are immediately available to Lender.  The above provisions of this Section 2.7 shall not affect Borrowers' obligation to pay when due all amounts payable by

Borrower under the Note.

     Section 2.8.   The Lender agrees to provide to Borrower as a

sublimit to the Maximum Drawable Amount, a Letter of Credit upon request up to a maximum amount of $3,000,000, but only if the Note has unused available funds equal to the Letter of Credit to be issued.  At no time during the term of the Loan or Note may the Letter of Credit amount and advances on the Note exceed $10,000,000 in the aggregate and at no time shall the Letter of credit exceed $3,000,000.  The maturity date of the

Letter of Credit shall not extend beyond June 30, 2000.

                ARTICLE 3 - CONDITIONS OF LENDING
                ---------------------------------

     Section 3.1.  Lender's obligations under this Agreement are conditioned upon Borrower furnishing Lender with the following, each duly executed and dated as of the date of this Agreement, and with each being in form and substance satisfactory to Lender, to wit:

          (a)  A copy, duly certified by Borrower's secretary, of (i) the resolutions of such Borrower's officers authorizing the borrowings hereunder and the execution and delivery of this Agreement, the Note, and the other Loan Documents, (ii) a resolution of Borrower appointing and authorizing an Authorized Officer/s for Borrower, (iii) all documents evidencing other necessary corporate action, and (iv) all approvals or consents, if any, with respect to this Agreement, the Note, and the other

Loan Documents.

          (b)  A certificate of such Borrower's secretary certifying the names of the Officer/s authorized to sign this Agreement, the Note, and all other documents and certificates to be delivered by Borrower hereunder, together with the true signatures of such officers.

          (c)  The Note, Security Agreement and UCC-1 Financing

Statements.

          (d)  The opinion of Saul, Ewing, Remick & Saul, LLP,

Borrower's counsel, addressed to Lender, to the effect that, based upon such counsel's review of the books and records of Borrower and inquiry with the officers and employees of Borrower:  (i) as to the compliance with the matters set forth in this Loan Agreement; and (ii) the Loan

Documents are the legal and binding obligations of Borrower which are enforceable in accordance with their terms.

          (e)  Payment of fees, costs, and expenses incurred as required by Section 8.8 or otherwise herein.

          (f)  All required statements, affidavits and financing

documents.

          (g)  Affidavit that Borrower has not had any material adverse financial change since submission of its financials to Bank.

          (h)  Affidavit that Borrower is not involved in any material litigation as of date of closing.

          (i)  The Security Interests defined herein have been filed and perfected as First Priority liens on the security described in the

Security Agreement in Pennsylvania, New York, Delaware, Virginia and

Maryland.



            ARTICLE 4 - REPRESENTATIONS AND WARRANTIES
            ------------------------------------------

     Borrower represents and warrants as follows:

          Section 4.1.  Borrower, Uni-Marts, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the

State of Delaware and is qualified to do business in the Commonwealth of

Pennsylvania and the States of New York, Delaware, Virginia and Maryland.

Borrower has all necessary permits, licenses, certifications and qualifications to conduct its business as it is presently being conducted, and has complied in all material respects with all applicable requirements of the United States and the Commonwealth of

Pennsylvania and the States of New York, Delaware, Virginia and Maryland,

and their respective agencies and instrumentalities, to operate its facilities as they are presently being operated.

     Section 4.2.  The execution, delivery, and performance by Borrower of this Agreement, the Note, and the other Loan Documents are within

Borrower's powers, have been duly authorized by all necessary action of

Borrower's officers, and do not contravene Borrower's Articles of

Incorporation and Bylaws, or, any law, rule, regulation, order or judgment applicable to Borrower, or any agreement or contractual restriction binding on or affecting Borrower or any of its properties.

          Section 4.3.  No authorization, approval or other action by,

and no notice to or filing with, any governmental authority, regulatory body or court is required for the due execution, delivery and performance by Borrower of this Agreement, the Note, and the other Loan Documents,

except such as have been obtained.

          Section 4.4.  This Agreement, the Note, and the other Loan

Documents are the legal, valid and binding obligations of Borrower,

enforceable against Borrower in accordance with its terms,

subject to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization,

moratorium or similar law affecting creditors' rights generally.

          Section 4.5.  Except as disclosed to Lender in writing prior to the date of execution and delivery hereof, there is no pending action or proceeding before any court, governmental agency or arbitrator against or involving Borrower and, to the best knowledge of Borrower, there is no threatened action or proceeding affecting Borrower before any court,

governmental agency or arbitrator which, in any case, might materially and adversely affect the financial condition or operations of Borrower,

or the validity or enforceability of this Agreement, the Note, and the other Loan Documents.

          Section 4.6.  To the best of Borrower's knowledge, Borrower is not in any material way in breach of or in default under (a) any applicable law or administrative regulation of the States of

Pennsylvania, Maryland, New York, Virginia and Delaware or the United

States or any applicable judgment or decree; (b) any material contracts,

including franchise agreements; or (c) any material loan agreement,

indenture, lease, sublease, bond, note, resolution, agreement or other instrument to which it is a party or otherwise subject, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute a material event of default by

Borrower under any such instrument except for violations, if any, which

Borrower has disclosed to Lender in writing and are proceeding in good faith to remove or correct.

     Section 4.7.  To the best of Borrower's knowledge, no Plan which is subject to Part 3 of Title I of ERISA has an accumulated funding deficiency (as defined in Section 302(a) of ERISA), no reportable event

(as defined in Section 4043 of ERISA) has occurred with respect to any employee pension plan maintained for employees of Borrower or any

Affiliate and covered by Title IV of ERISA, no liability has been asserted against Borrower or any Affiliate by the Pension Benefit

Guaranty Corporation ("PBGC") or by a trustee appointed pursuant to

Section 4042(b) or (c) of ERISA, and no lien has been attached and no person has threatened to attach a lien to any of Borrower's or any

Affiliate's property as a result of failure to comply with ERISA or as a result of the termination of any employee pension plan covered by Title

IV of ERISA.  Each employee pension plan (as defined in Section 3(2) of

ERISA) maintained for employees of Borrower or any Affiliate which is intended to be qualified under Section 401(a) of the IRC, including all amendments to such plan or to any trust agreement, group annuity or insurance contract or other governing instrument, is the subject of a favorable determination by the Internal Revenue Service with respect to its qualification under Section 401(a) of the IRC.  With respect to any multiemployer pension plan (as defined in Section 3(37) of ERISA) to which Borrower or any Affiliate is or has been required to contribute subsequent to September 5, 1980, (i) no withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred by Borrower or any

Affiliate, (ii) no withdrawal liability has been asserted against

Borrower or any Affiliate by a sponsor or an agent of a sponsor of any such multiemployer plan, (iii) no such multiemployer pension plan is in reorganization (as defined in Section 4241(a) of ERISA), and (iv) neither

Borrowers nor any Affiliate have any unfulfilled obligation to contribute to any such multiemployer pension plan.  As used in this Agreement,

"Affiliate" means (i) any corporation included with Borrower in a controlled group of corporations within the meaning of Section 414(b)

of the IRC, (ii) any trade or business (whether or not incorporated or for profit) which is under common control with Borrower within the meaning of Section 414(c) of the IRC, (iii) any member of an affiliated service group of which Borrower is a member within the meaning of Section

414(m) of the IRC, and (iv) any other entity treated as being under common control with Borrower under Section 414(o) of the IRC.

     Section 4.8.   Borrower will provide Lender with the following

statements and/or affidavits at the time of closing:

          (a)  Disclosure of the record stock holdings of the executive officers and directors of Borrower;

          (b)  List of subsidiaries of Borrower;

          (c)  Affidavit that financial statements and financial

information provided represents a full and complete disclosure of the financial condition of Borrower as of the dates of said financial information and the period of time covered thereby;

          (d)  Affidavit that Borrower is current on all tax liabilities;

          (e)  Affidavit that Borrower is not in default on any other loans or obligations;

          (f)  Affidavit that Borrower's franchise agreements, patents,

trademark, licenses and/or service marks are valid and in existence;

          (g)  Statement and supporting documentation  that Borrower is in compliance with federal and state environmental regulations regarding underground storage tanks.

          (h)  Proof of insurance on all pledged inventory collateral naming Lender as additional insured and if self insured, a copy of the self insurance agreement naming Lender as insured.

          (i)  Statement that to the best of Borrower's knowledge the employee plans and benefit arrangements are in compliance with federal and state laws, including labor laws.

          (j)  Other representations and warranties as the Bank deems appropriate.



         ARTICLE 5 -- AFFIRMATIVE AND NEGATIVE COVENANTS
         -----------------------------------------------

     Until the Debt is paid and satisfied in full, Borrower covenants that, except to the extent Lender shall otherwise consent in writing,

each of the following covenants shall be performed and

complied with by Borrower as indicated:

          Section 5.1.  Borrower will maintain its existence, rights, and privileges and their qualification to do business in the Commonwealth of

Pennsylvania, and States of New York, Delaware, Virginia and Maryland and

will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; except that Borrower may consolidate with or merge into another corporation or partnership or permit another corporation or partnership to consolidate with or merge into it, provided that (a) either (i) the resulting or surviving corporation or partnership is an organization organized and existing under the laws of one of the states of the

United States and is qualified to do business in the Commonwealth of

Pennsylvania and States of New York, Delaware, Virginia and Maryland and

the resulting or surviving organization, if other than Borrower, delivers to Lender at the time of such consolidation or merger a written instrument by which it assumes all of the obligations of Borrower under this Agreement, the Note, and the other Loan Documents and agrees to be bound by all of the terms hereof or (ii) the resulting or surviving organization is a business entity organized and existing under either the laws of Commonwealth of Pennsylvania, or States of New York, Delaware or

Maryland, which shall be subject to Lender's prior written approval of such merger or consolidation which shall not be unreasonably withheld,

and (b) such consolidation or merger shall not result in an immediate or projected violation of any other provision of this Agreement.

          Section 5.2.  Borrower will comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority the noncompliance with which could materially and adversely affect its operations or condition, except for any such laws, rules, regulations and orders which the Borrower is contesting in good faith by appropriate proceedings and the noncompliance with which during such contest would not materially and adversely affect Borrower's operations or financial condition if the result of such contest were adverse to Borrower.

          Section 5.3.  Borrower will maintain or cause to be maintained

(i) hazard insurance with fire and extended coverage on the Inventory subject to the Security Interest, and (ii) comprehensive general liability insurance.  Each of the policies described in the preceding sentence or self insurance agreements shall be in form, amounts and substance and with insurance companies satisfactory to Lender, containing fifteen (15) day notification of cancellation or change in coverage clauses in favor of Lender.  Borrowers will maintain such other insurance with responsible and reputable insurance companies in such amounts and covering such risks as are customarily maintained by entities similar to

Borrower or as Lender may reasonably require by written notice to

Borrower.  Borrower shall furnish to Lender, upon written request, full information as to all insurance carried by it.

          Section 5.4.  Borrower will comply with all of its covenants and agreements under the Loan Documents, as the same may hereafter be amended or supplemented from time to time, and comply with, or cause to be complied with, all material requirements and conditions of all contracts and insurance policies which relate to Borrower.

          Section 5.5.  Borrower will, at any reasonable time and from time to time, permit Lender or its agents or representatives to examine and visit the properties of, Borrower, and to discuss the affairs,

finances and accounts of Borrower with the executive officers and accountants of Borrower.

          Section 5.6.  Borrower will keep proper books of record and account, in which full and correct entries shall be made of financial transactions and the assets and operations of Borrower in accordance with

GAAP, and have a complete audit of such books of record and account made by certified public accountants for each Fiscal Year.

          Section 5.7. Borrower will maintain and preserve all of its properties in good working order and condition, ordinary wear and tear excepted; not permit, commit or suffer any waste of any of its properties; not use or permit the use of any of its properties for any unlawful purpose or permit any nuisance to exist thereon.

          Section 5.8.  Borrower will furnish or cause to be furnished to

Lender the following (in accordance with GAAP, if applicable, and in such number of copies as Lender may reasonably request for itself):

               (a)  Borrower will provide draft audit of FYE 1998

financial statement which substantially conforms with financial statements provided by Borrower or a letter from the Borrower's CPA indicating that the financial statements provided by the Borrower substantially conform with the draft audit.

               (b)  Borrower will provide annual budget with quarterly

budget updates and quarterly actual financials, comparing actual results to budget.

               (c)  As soon as available and in any event within 60 days

after the close of each quarter of each Fiscal Year, audited (form 10-Q)

consolidated financial statements for Borrower and its subsidiaries,

including a balance sheet, financial statements and related statements of income as of the end of such quarters, which shall be prepared by

Borrower's management and which shall be certified and signed by

Borrower's chief financial officer/s;

               (d)  As soon as available and in any event within 120 days after the close of each Fiscal Year, audited (form 10-K) consolidated financial statements for Borrower and its subsidiaries, including a balance sheet and related statements of income and of cash flows as of the end of such Fiscal Year and for such Fiscal Year;

               (e)  Upon receipt thereof by Borrower, copies of any

letter or report with respect to the management, operations or properties of Borrower submitted to Borrower by their accountants in connection with any annual or interim audit of Borrower's accounts, and a copy of any written response of Borrower to any such letter or report;

               (f)  As soon as possible and in any event within 30 days

after receipt of notice thereof, notice of any pending or threatened litigation, investigation or other proceeding involving Borrower (i)

which could have a material adverse effect on the operations or financial condition of Borrower or (ii) wherein the potential damages, in the reasonable judgment of Borrower based upon the advice of counsel experienced in such matters, are not fully covered by the insurance policies maintained by Borrower (except for the deductible amounts applicable to such policies);

               (g)  As soon as possible, notice of any material adverse

change in the operations or financial condition of Borrower/s;

               (h)  As soon as possible and in any event within 15 days

after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would reasonably be expected to  constitute an Event of Default, a statement of an officer of the Borrower/s setting forth the details of such Event of Default or event and the action which Borrower/s proposes to take with respect thereto;

               (i)  Such other information respecting the operations and

properties, financial or otherwise, of Borrower/s as Lender may from time to time reasonably request.

               (j) Borrower must furnish quarterly a non-default

certificate from an officer of Borrower and an annual non-default certificate from the Borrower's CPA regarding the following items:

               1.   Borrower is maintaining a debt service coverage

ratio, defined as Earnings Before Interest, Taxes, Depreciation and

Amortization (EBITDA) (minus) unfunded capital expenditures divided by current maturities of long term debt and capitalized leases plus interest, of 1.10 to 1.00.

               2.   Borrower is maintaining a maximum debt to tangible

net worth ratio of 3.00 to 1.00.

               3.   Borrower is maintaining a minimum tangible net worth

of $24,000,000.00.

               (k) Furnish any and all documentation to Bank that is sent to stockholders and/or the SEC.

               (l) Execute and comply with a Year 2000 Compliance

Agreement as prepared by Bank.

     Section 5.9.  Neither Borrower nor any of their Affiliates will (i)

voluntarily terminate any employee pension plan covered by Title IV of

ERISA, so as to cause material liability of Borrower to PBGC or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA; (ii) enter into any Prohibited Transaction (as defined in Section 4975 of the IRC or in Section 406 of ERISA) involving an employee benefit plan within the meaning of Section 3(3) of ERISA which may result in material liability of Borrower to the Internal Revenue Service or the United States

Department of Labor; (iii) cause the occurrence of any Reportable Event

(as defined in Title IV of ERISA) which may result directly or indirectly in material liability of Borrowers to the PBGC, the Internal Revenue

Service or the United States Department of Labor; (iv) permit the occurrence of any event or the existence of any condition which may result in material withdrawal liability (within the meaning of Section

4201 of ERISA) of Borrower or any Affiliate to any multiemployer pension plan (as defined in Section 3(37) of ERISA); or (v) allow or suffer to exist any other event or condition known to Borrower/s or any Affiliate with respect to an employee benefit plan within the meaning of Section

3(3) of ERISA which may result in material liability of Borrower/s to

PBGC, the Internal Revenue Service or the United States Department of

Labor.  Borrower/s will give prompt written notice to the Lender of (1)

each Prohibited Transaction, Reportable Event or event or condition described in clause (v) of the preceding sentence, relating to an employee benefit plan maintained for employees of Borrower or any of its

Affiliates within the meaning of Section 3(3) of ERISA, (2) any notification of assessment of withdrawal liability (within the meaning of Section 4201 of ERISA) received by Borrower or any of its

Affiliates from any multiemployer pension plan (as defined in Section

3(37) of ERISA), and (3) any lien arising under Section 302(f) of ERISA in favor of any employee pension plan maintained for employees of

Borrower or any of its Affiliates which is subject to Part 3 of Title I of ERISA.

     Section 5.10.  Borrower shall not permit any change (except for change arising from resignation, death, incompetency or operation of law)

in the officers of the corporation.

     Section 5.11.  Borrower shall pay all Commitment Fees and fees and costs defined herein at or before the time of closing.

     Section 5.12.  Borrower agrees that at some time during the term of the Line they will bring the outstanding balance of said Line down to a balance of $3,000,000 or less for a period of 30 consecutive days.

Failure to do so by Borrower will be considered an Event of Default.



                  ARTICLE 6 - EVENTS OF DEFAULT
                  -----------------------------

     Section 6.1.  If one or more of the following Events of Default occur:
          (a) Borrower/s make an assignment for the benefit of its

creditors, becomes insolvent or admits in writing its inability to pay its debts as they become due; or

          (b) Borrower/s file a voluntary petition in bankruptcy or files a petition or answer seeking for itself any reorganization, arrangement,

composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation not stayed or removed within sixty (60) days; or

          (c) Borrower/s file an answer admitting or not contesting the material allegations of any petition filed in any action commenced against Borrower/s in bankruptcy or seeking the relief described in

Section 6.1(b), or any such action shall not have been stayed or dismissed within sixty (60) days after it is commenced; or

          (d) Borrower/s, or any of its directors, officers or

shareholders take any action looking to the dissolution or liquidation of

Borrower/s; or

          (e) Borrower/s apply for, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator is appointed and is not stayed or discharged within sixty (60) days after being appointed; or

          (f) Any garnishment proceeding over $100,000.00 by attachment,

levy, or otherwise is instituted against any deposit balance maintained,

or any property deposited, with Lender by Borrower/s (subject,

nonetheless, to the right of Borrower/s to contest by proper legal proceedings duly prosecuted any such garnishment proceeding through and until a final, nonappealable order either dismissing or confirming the garnishment, and Borrower/s so contesting any such garnishment proceeding shall have set up on its books such reserve with respect thereto as shall be dictated by sound accounting practices);

     THEN, this Agreement shall immediately and automatically be in default, any obligation that Lender has under the Agreement or otherwise to make any further Advances to or for the benefit of Borrower or grant the Letter of Credit shall immediately and automatically terminate and the principal of, and interest on, the Note and all other Debt shall immediately be due and payable without necessity of demand, presentment,

protest, notice of dishonor, notice of default, or any other notice whatsoever.  If the Letter of Credit has already been issued, it shall not be revoked until it terminates by expiration of time.

     Section 6.2.  If one or more of the following Events of Default occur:

          (a) Default by Borrower/s in the payment of principal of, or interest on, the Note, or in the repayment of Advances, or in the payment of the servicing fee or in the payment of items of expense or other charges as to be paid by Borrower/s pursuant to the Agreement, when due and payable, and continuance thereof for ten (10) days after written notice thereof or for ten (10) days after bills therefor are sent to

Borrower/s, whichever last occurs; or

          (b) Any court shall render a final judgment or judgments

against Borrower/s from which no appeal is timely taken in an aggregate amount greater than One Hundred Thousand Dollars ($100,000) in excess of any insurance protecting against the liability on which such judgment or judgments are based and such judgment or judgments shall not be satisfactorily stayed, discharged, vacated, or set aside within thirty

(30) days after the entry thereof, or any property of Borrower's pledged as security herein shall be liened or attached under a claim or claims in an aggregate amount greater than One Hundred Thousand Dollars ($100,000)

in excess of any insurance protecting against the liability on which such lien or attachment is based and such lien or attachment shall not be released or provided for to the satisfaction of Lender within thirty (30)

days after the property is liened or attached; or

          (c) Borrower/s shall fail to take, or cause to be taken,

corrective measures reasonably satisfactory to Lender within sixty (60)

days after written notice to Borrower/s with respect to any litigation or any judicial or administrative proceedings pending or threatened against

Borrower/s, the outcome of which, in the reasonable judgment of Lender,

would materially adversely affect the financial condition of Borrower/s,

its business, its management, or its property including the Collateral;

or

          (d) The PBGC shall make a determination that there has occurred an event or condition which constitutes grounds under ERISA for the termination of, or for the appointment of a trustee to administer, any

Plan (subject, nonetheless, to the right of Borrower/s to contest and stay by proper legal proceedings duly prosecuted any such determination through and until a final, nonappealable order either dismissing or confirming the determination, and Borrower/s so contesting any such determination shall have set up on its books such reserve with respect thereto as shall be dictated by sound account practices); or

          (e) Default in the performance of any agreement, covenant, or obligation of Borrower set forth in this Agreement, the Note, the

Commitment Letter, the Letter of Credit or any other Loan Document which default does not constitute a specific event of default set forth in Section 6.1, and continuance thereof for thirty (30) days after written notice thereof from Lender, provided, however, that in the event that such default cannot be cured within such thirty (30) day period,

Borrower/s shall not be deemed to be in default hereunder so long as

Borrower/s undertakes and diligently pursues all action necessary to cure such default within a reasonable time; or

          (f) Default in the payment or performance of any obligation for borrowed money, for which Borrower/s is/are liable (directly, by assumption, as guarantor, or otherwise) or in the payment or performance of any obligation secured by any mortgage, note, pledge, charge, security interest, lien, or other encumbrance with respect to any property of

Borrower/s and continuance thereof for more than the permitted period of grace, if any; or

          (g) Any representation or warranty made by Borrower/s herein is untrue in any material respect or any certificate, schedule, statement,

affidavit, report, notice, or writing furnished or made to Lender in connection with the transactions contemplated by this Agreement is untrue in any material respect on the date as of which the facts set forth therein are stated or certified; or

          (h) The filing or entry of any state, federal, or local tax lien, which would attach to any of the Collateral which is not cleared within thirty (30) days or adequate protection given to Lender; or

          (i) The calling or drafting on the Letter of Credit provided

Borrower is also in default on any requirements of its workers'

compensation obligations, as required by State and

Federal law.

     THEN, Lender, at its option, may immediately declare this Agreement in default, may terminate any obligation that Lender has under this

Agreement or otherwise to make any further Advances to or for the benefit of Borrower/s and/or may declare the principal of, and interest on,

the Note and/or all other Debt immediately due and payable, whereupon the

Debt shall immediately become due and payable without necessity of demand, presentment, protest, notice of dishonor, notice of default or any other notice whatsoever.



                       ARTICLE 7 - REMEDIES
                       --------------------

     Section 7.1.  Upon the occurrence of Event of Default, Lender may exercise any, some, or all of its remedies provided in this Agreement and in the other Loan Documents or provided at law or in equity, and the failure of Lender to do any act or to exercise any remedy shall not be deemed a waiver thereof.

     Section 7.2.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder, under the Note, or under the

Loan Documents, shall operate as a waiver thereof; and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies available under any other document or at law or in equity.

                       ARTICLE 8 - GENERAL
                       -------------------

     Section 8.1.  Lender shall be entitled to act on the instructions of anyone identifying himself as an Authorized Officer, and Borrower shall be bound thereby in the same manner as if the person was actually an

Authorized Officer.  Borrower hereby agrees to indemnify and hold

Lender harmless from any and all claims, damages, liabilities, losses,

costs, and expenses (including reasonable attorneys' fees) which may arise or be created by the acceptance of instructions from anyone Lender reasonably belives is an Authorized Officer.

     Section 8.2.  Any irreconcilable conflict between the Note and any other Loan Document shall be governed by and resolved in favor of the terms of the Note.

     Section 8.3.  No waiver of, or consent with respect to, any provision of this Agreement, the Note, or the other Loan Documents shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     Section 8.4.  All notices and other communications provided for hereunder shall be in writing and sent by United States certified or registered mail, return receipt requested, or by telegraph, telex,

telecopier, or bonded private delivery service, addressed as follows:

          If to Lender:

                    U. S. Bank
                    Attn: Brian S. Bowser
                    Main and Franklin Streets
                    Johnstown, PA 15901
                    Attention:  Brian Bowser
               with copy to:

                    Timothy C. Leventry, Esquire
                    Leventry Law Office
                    1405 Eisenhower Boulevard
                    Richland Square I, Suite 200
                    Johnstown, PA 15904



          If to Borrowers:

                    Uni-Marts, Inc.
                    Attn: J. Kirk Gallaher, CFO
                    477 East Beaver Avenue
                    State College, PA  16801-5690

               with copy to:

                    Thomas K. Pasch, Esquire
                    Saul, Ewing, Remick & Saul, LLP
                    Centre Square West, 38th Floor
                    1500 Market Street
                    Philadelphia, PA 19102


     Any party hereto may change the address to which notices to it are to be sent by written notice given to the other persons listed in this

Section.  All notices shall, when mailed as aforesaid, be effective on the date indicated on the return receipt, and all notices given by other means shall be effective when received.

     Section 8.5.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.  The Borrower/s may not assign its rights under this Agreement without the prior written consent of Lender.  Borrower/s and Lender intend that no other person shall have any claim or interest under this

Agreement or right of action hereon or hereunder.

     Section 8.6.  All covenants made by Borrower/s herein and in any document delivered pursuant hereto shall survive the delivery of this

Agreement.

     Section 8.7.  The execution hereof by each party hereto shall constitute a contract between them for the uses and purposes herein set forth, and this Agreement may be executed in any number of counterparts,

with each executed counterpart constituting an original and all counterparts together constituting one agreement.

     Section 8.8.  Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, execution, and delivery of this Agreement, the Note, the other Loan Documents, and any other documents that may be delivered in connection with this Agreement,

the Note, the Loan Documents, or any amendments thereto, including,

without limitation, the reasonable fees and expenses of counsel for

Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities under this Agreement, the Note, the

Loan Documents, and such other documents, and all costs and expenses, if any, including without limitation reasonable counsel fees and expenses of

Lender, in connection with the enforcement of this Agreement, the Note,

and other Loan Documents.  In addition, the Borrower/s shall pay any and all filing fees, stamp and other taxes and fees payable or determined to be payable in connection with the Note, the Loan Documents, Security

Interests and such other documents and agrees to indemnify and to hold

Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees; provided the Lender promptly notifies the Borrower/s of any such taxes and fees.

     Section 8.9  This Agreement may be amended by an instrument in writing executed and delivered by Borrower/s to Lender and then approved by Lender.

     Section 8.10.  If any provision hereof or of the other Loan

Documents is found by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction, it shall be ineffective as to such jurisdiction only to the extent of such prohibition or unenforceability,

and such prohibition or unenforceability shall not invalidate the balance of such provision as to such jurisdiction to the extent it is not prohibited or unenforceable, nor invalidate such provision in any other jurisdiction, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Lender in order to effect the provisions of this Agreement and the Note.

     Section 8.11.  Taken together with the other Loan Documents, this

Agreement is a complete memorandum of the agreement of Borrower/s and

Lender.  Waivers or modifications of any provision hereof must be in writing signed by the party to be charged with the effect

thereof.

     Section 8.12.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of law.  The parties consent to

Centre County, Pennsylvania and the U.S. District Court for the

Middle District of Pennsylvania as being the courts of jurisdiction.

     Section 8.13.  No affirmative or negative covenant, representation,

warranty, condition, or term contained in this Agreement or in any other

Loan Document shall be deemed to be waived by Lender unless and until a prior written approval expressly referring to such waiver is obtained from Lender.

     Section 8.14.  Borrower/s have reviewed the Loan Documents with counsel of its choice, and Borrower/s are not entitled to any inference or construction against Lender because of Lender's preparation of the

Loan Documents.

     EXECUTED, intending to be legally bound, as of the date first above written.

LENDER:

                                        U. S. BANK

/S/ TIMOTHY L. LEVENTRY, LL.,M.        /S/ BRIAN S. BOWSER
____________________________     By:_____________________________________
                                    Brian S. Bowser, Asst. Vice President



BORROWER:

ATTEST:                       UNI-MARTS, INC.

/S/ HARRY A. MARTIN                    /S/ J. KIRK GALLAHER
____________________________     By:_____________________________________
Secretary                           J. Kirk Gallaher
                                    Executive Vice President